EXHIBIT 4.5

NOTICE OF GUARANTEED DELIVERY

This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus dated [●], 2017 (the “Prospectus”) of SCHMITT INDUSTRIES, INC., an Oregon corporation (the “Company”), if a holder of Subscription Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificate(s)”) to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Time, on [●], 2017 (as it may be extended by the Company, the “Expiration Date”). This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. Payment of the Subscription Price of $[●] per share for each share of Common Stock subscribed for upon exercise of such Subscription Right must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Time, on the Expiration Date, even if the Subscription Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate evidencing such Subscription Rights must be received by the Subscription Agent within two (2) Nasdaq Capital Market exchange trading days following the date of this Notice of Guaranteed Delivery.

The address of the Subscription Agent is as follows:

By mail:	By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693 800-733-1121 (toll free)	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717 800-733-1121

The Subscription Agent’s telephone number is 800-733-1121.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding the Company’s rights offering or requests for additional copies of documents may be directed to Broadridge Corporate Issuer Solutions, Inc. at 800-733-1121 (toll free), Monday through Friday (except bank holidays), between 9 a.m. and 6 p.m., Eastern Time.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Subscription Rights issued by SCHMITT INDUSTRIES, INC. and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege as described in the Prospectus:

No. of shares subscribed for pursuant to exercise of Basic Subscription Privilege:

plus
No. of additional shares subscribed for pursuant to exercise of Over-Subscription Privilege:

TOTAL SHARES SUBSCRIBED:

x Subscription Price Per Share	x $[●]

TOTAL PAYMENT DUE:	$

The undersigned understands that payment of the Subscription Price of $[●] per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐  is being delivered to the Subscription Agent herewith; or

☐  has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐  uncertified personal check

☐  certified bank check

☐  bank draft (cashier’s check)

☐  postal, telegraphic, or express money order

☐  wire transfer of immediately available funds

If by certified bank check, bank draft, or express money order, please provide the following information:

Name of maker:

Date of check, draft or money order:

Bank on which check is drawn or issuer of money order:

Signature(s):

Name(s):

Address:

Telephone:

(please print or type)

Subscription Rights

Certificate No.(s):

GUARANTEE OF DELIVERY

(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.